POWER OF ATTORNEY

The undersigned, being a
person required to file a
statement under Section
16(a) of the Securities
Exchange Act of 1934,
as amended (the '1934 Act'),
with respect to MBIA
Capital/Claymore Managed
Duration Investment Grade
Municipal Fund, a Delaware
statutory trust, hereby
authorizes, designates and
appoints Kevin M. Robinson
or Melissa J. Nguyen to act
as attorney-in-fact to execute
and file statements on Form 3,
Form 4 and Form 5 and any
successor forms adopted by
the Securities Exchange
Commission, as required by
the 1934 Act and the
Investment Company Act of
1940, as amended, and the
rules thereunder, and to take
such other actions as such
attorney-in-fact may deem
necessary or appropriate in
connection with such
statements, hereby confirming
and ratifying all actions that
such attorney-in-fact has taken
or may take in reliance
hereon.  This power of attorney
shall continue in effect until the
undersigned no longer has an
obligation to file statements
under the section cited above,
or until specifically terminated
in writing by the undersigned.

IN WITNESS WHEREOF,
 the undersigned has duly
executed this power of
attorney as of the 29th
day of May, 2008.

/s/ Donald Swade